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Exhibit 1.1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

418,970 Shares
Common Stock
($0.01 Par Value)

UNDERWRITING AGREEMENT

February 25, 2002

UNDERWRITING AGREEMENT

        February 25, 2002

SALOMON SMITH BARNEY INC.
388 Greenwich Street
32nd Floor
New York, New York 10013

Ladies and Gentlemen:

        1.    Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to Salomon Smith Barney Inc. (the "Underwriter") 418,970 shares (the "Firm Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company. In addition, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 62,845 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below. The Underwriter intends to deposit the Shares offered hereby with the trustee of The Equity Focus Trusts-REIT Portfolio Series, 2002-A (the "Trust"), a newly-formed unit investment trust registered under the Investment Company Act of 1940, as amended, in exchange for units in the Trust.

        The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), with the Securities and Exchange Commission (the "Commission") a Registration Statement (as defined below), including a prospectus which incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has prepared a prospectus supplement (the "Prospectus Supplement") to the prospectus included as part of the Registration Statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. Except where the context otherwise requires, the registration statement filed on Form S-3 (File No. 333-56451), as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and also including any other registration statement filed pursuant to Rule 462(b) under the Securities Act, is herein called the "Registration Statement," and the prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second Business Day (as defined below) following the date of this Underwriting Agreement (the "Agreement"), is herein called the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), and such copy, as the case may be, shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Shares.

        The Company and the Underwriter agree as follows:

        2.    Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Firm Shares at a purchase price of $39.46 per Share. The Company understands that the Underwriter intends to deposit the Firm Shares with the trustee of the Trust in exchange for units in the Trust. The Underwriter is acting as sponsor and depositor of the Trust and is therefore considered an affiliate of the Trust.

        In addition, the Company hereby grants to the Underwriter the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase Additional Shares at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares. This option may be exercised by the Underwriter at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be (i) earlier than the time of purchase (as defined below) or (ii) later than the tenth Business Day after the date on which the option shall have been exercised.

        As used herein "Business Day" shall mean a day on which the NYSE is open for trading or commercial banks in the City of New York are open for business.

        3.    Payment and Delivery of Firm Shares. Delivery of the certificate for the Firm Shares to the Underwriter through the facilities of the Depository Trust Company ("DTC") for the account of the Underwriter shall be made against payment of the purchase price for the Firm Shares by or on behalf of the Underwriter to the Company by federal funds wire transfer. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 28, 2002 (unless another time shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery of the Firm Shares are actually made is herein called the "time of purchase." The certificate for the Firm Shares shall be delivered to the Underwriter, through the facilities of DTC, in definitive form in such name as the Underwriter shall specify no later than the second Business Day preceding the time of purchase. For the purpose of expediting the checking of the certificate for the Firm Shares by the Underwriter, the Company agrees to make the certificate available to the Underwriter for such purpose at DTC or its designated custodian at least one full Business Day preceding the time of purchase.

        4.    Payment and Delivery of Additional Shares. Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase. The certificate for the Additional Shares shall be delivered to the Underwriter, through the facilities of DTC, in definitive form in such name as the Underwriter shall specify no later than the second Business Day preceding the additional time of purchase. For the purpose of expediting the checking of the certificate for the Additional Shares by the Underwriter, the Company agrees to make the certificate available to the Underwriter for such purpose at DTC or its designated custodian at least one full Business Day preceding the additional time of purchase.

        5.    Representations and Warranties. The Company and the Underwriter agree as follows:

        (a)  The Registration Statement has been filed with the Commission; the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter, have been declared effective by the Commission in such form; other than (i) the Registration Statement, (ii) certain prospectus supplements relating to prior offerings of securities sold pursuant to the Registration Statement which have been filed with the Commission pursuant to Rule 424(b) of the Securities Act, and (iii) the Company's periodic and current reports, no other document with respect to the Registration Statement or any document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission;

        (b)  The documents incorporated by reference into the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference into the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein;

        (c)  The Registration Statement, at the time it became effective, conformed, and any further amendments or supplements to the Registration Statement, when they become effective, will conform, in all material respects to the requirements of the Securities Act and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein;

        (d)  The Prospectus, when filed with the Commission and at the time of purchase and, if applicable, at the additional time of purchase, conformed or will conform, and any amendment or supplement thereto, at the respective times of filing with the Commission, will conform, in all material respects to the requirements of the Securities Act, and will not, as of such respective filing times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein; the Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date of this Agreement.

        (e)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, that singly or in the aggregate could be reasonably expected to have a material adverse effect, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any subsidiary of the Company that constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X (each such significant subsidiary, a "Subsidiary"), or any Material Adverse Effect or any development involving a Material Adverse Effect, in any such case, otherwise than as set forth or contemplated in the Prospectus;

        (f)    The Company and its subsidiaries have good and marketable title in fee simple to all real property (other than (i) the Company's ground leasehold interest in the 2425 Garcia Avenue, 2400 and 2450 Bayshore Parkway, Buildings 79 and 96 Charlestown Navy Yard, 8000, 9000 and 10,000 Virginia Manor Road and 2625, 2627 and 2631 Hanover Street properties, 108 Alexander Road and (ii) the Company's interest in the 1311, 1401 and 1431 Harbor Bay Parkway property, in which the Company owns a commercial condominium interest together with an undivided interest in the common areas of the project in which the property is a part) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except for the related mortgage indebtedness described in the Prospectus and such other liens, encumbrances and defects as are described in the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease (other than ground leases referred to above) by the Company and its subsidiaries that are described in the Prospectus are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

        (g)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; each Subsidiary and its jurisdiction of organization is set forth on Schedule 1(g) hereto; each of the Company's subsidiaries has power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation, partnership, limited liability company or other entity, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

        (h)  The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the stock contained in the Prospectus under the heading "Description of Capital Stock" or in the documents incorporated by reference into the Prospectus; and all of the issued shares of capital stock, partnership interests or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except such as are described in the Prospectus or such as do not materially interfere with the ownership thereof by the Company and its subsidiaries in each case, except as would not have a Material Adverse Effect;

        (i)    The Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, will conform to the description of the Common Stock incorporated in the Prospectus and will not be subject to any preemptive rights of any security holder of the Company; no holder of Shares will be subject to personal liability by reason of being such a holder; except as set forth in the Prospectus, the issuance, sale or offering of the Shares by the Company will not give rise to any options to purchase, or any preemptive or other rights or warrants to subscribe for, or any obligations or commitments of the Company to issue, sell, convert, exchange or register with the Commission any shares of stock, warrants, convertible securities or obligations of the Company or any shares of stock of or membership interests or partnership interests in any subsidiary or any such warrants, convertible securities or obligations;

        (j)    The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that could not be reasonably expected to result in a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that could not be reasonably expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, (ii) as may be required pursuant to the listing requirements of the New York Stock Exchange ("NYSE"), (iii) as may be required by the National Association of Securities Dealers, Inc. ("NASD") or (iv) as have already been obtained;

        (k)  Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of this clause (ii), for such defaults that could not be reasonably expected to result in a Material Adverse Effect;

        (l)    The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Shares, and under the captions "Federal Income Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

        (m)  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or other assets of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (n)  The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered as, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

        (o)  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and certain properties acquired by the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

        (p)  Commencing with the Company's taxable year ended December 31, 1996, the Company has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"); the proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; and the Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT;

        (q)  Except as set forth in the Prospectus, the Company has no knowledge of (i) the presence of any hazardous substances, hazardous materials, toxic substances or hazardous or toxic wastes (collectively, "Hazardous Materials") on any of the properties owned by it in violation of law or in excess of regulatory action levels that could reasonably be expected to have a Material Adverse Effect or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from such properties as a result of any construction on or operation and use of such properties, which presence or occurrence could reasonably be expected to have a Material Adverse Effect; and in connection with the construction on or operation and use of the properties owned by the Company, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders that could reasonably be expected to have a Material Adverse Effect;

        (r)  The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); the summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein; in addition, to the extent applicable, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; furthermore, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14") have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14; and no other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act;

        (s)  The Company has full corporate power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company and constitutes and at the time of purchase and, if applicable, the additional time of purchase will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

        (t)    The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares, except with respect to the Blue Sky survey prepared by legal counsel for the Underwriter;

        (u)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to material assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences;

        (v)  During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; during the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; and as of the date of this Agreement, the aggregate market value of the Company's voting stock held by nonaffiliates of the Company was equal to or greater than $150 million;

        (w)  The Company has not taken, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any stock of the Company to facilitate the sale or resale of any of the Shares.

        6.    Certain Covenants of the Company. The Company hereby covenants and agrees with the Underwriter:

        (a)  To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the later of the time of purchase and, if applicable, the additional time of purchase which shall be reasonably disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

        (b)  Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c)  Prior to noon, New York City time, on the Business Day next succeeding the date of this Agreement (or prior to 5:00 P.M., New York City time, on such next Business Day if the time of purchase is the fourth Business Day following the date of this Agreement) and from time to time thereafter, to furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the opinion of Underwriter's counsel, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and upon its request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter's request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

        (d)  To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

        (e)  [Intentionally left blank.];

        (f)    To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

        (g)  During a period of five years from the effective date of the Registration Statement to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders and not publicly available on the Commission's EDGAR system, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed unless such reports or financial statements are publicly available on the Commission's EDGAR system; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

        (h)  To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

        (i)    To use its reasonable best efforts to cause the Shares to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE;

        (j)    To engage and maintain, at its expense, a registrar and transfer agent for the Shares;

        (k)  To continue to elect to qualify as a "real estate investment trust" under the Code and to use its best efforts to continue to meet the requirements to qualify as a REIT unless the Board of Directors of the Company determines (as evidenced by a Board resolution) in good faith that meeting such requirements is not in the best interests of the Company;

        (l)    Not to be or become, at any time prior to the expiration of three years after the time of purchase or additional time of purchase, whichever is later, required to be registered as an "investment company," as such term is defined in the Investment Company Act;

        (m)  If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

        (n)  To comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus, unless the Board of Directors of the Company determines (as evidenced by a Board resolution) in good faith that meeting such requirements is not in the best interests of the Company;

        (o)  Not to, at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization of the price of its stock to facilitate the sale or resale of any of the Shares; and

        (p)  To pay or cause to be paid: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section (it is understood, however, that, except as provided in this Section, and Sections 6, 8 and 10 hereof, the Underwriter will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.)

        7.    Reimbursement of Underwriter's Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 6(p) hereof, reimburse the Underwriter for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel.

        8.    Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at each of the time of purchase and, if applicable, the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

        (a)  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter's reasonable satisfaction and no state securities authority shall have suspended the qualification or registration of the Shares for offering or sale in any jurisdiction;

        (b)  Clifford Chance Rogers & Wells LLP, counsel for the Underwriter, shall have furnished to the Underwriter their written opinion or opinions, in the form attached as Schedule 8(b) hereto, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to the Underwriter;

        (c)  Mayer, Brown & Platt, counsel for the Company, shall have furnished to the Underwriter their written opinion, in the form attached as Schedule 8(c) hereto, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter;

        (d)  Ballard, Spahr, Andrews & Ingersoll, LLP, special Maryland counsel for the Company, shall have furnished to the Underwriter their written opinion, in the form attached as Schedule 8(d) hereto, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter;

        (e)  On the date of the Prospectus, at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the time of purchase or the additional time of purchase, as the case may be, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter, to the effect set forth in Schedule 8(e)-A hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Schedule 8(e)-B hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each time of delivery is attached as Schedule 8(e)-C hereto);.

        (f)    The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses;

        (g)  The Company shall have furnished or caused to be furnished to the Underwriter at the time of purchase or the additional time of purchase, as the case may be, certificates of officers of the Company reasonably satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of the time of purchase or the additional time of purchase, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the time of purchase or the additional time of purchase, as the case may be, as to the matters set forth in subsections (a), (h) and (i) of this Section and as to such other matters as the Underwriter may reasonably request;

        (h)  All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase or the additional time of purchase, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424; and

        (i)    The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and, if necessary, the NASD shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

        9.    Termination. The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the time of purchase or, if applicable, the additional time of purchase, (i) if any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if any material adverse change occurs (financial or otherwise)(other than as disclosed in, contemplated by or incorporated by reference into, the Registration Statement and Prospectus), in the operations, business, net worth, condition or prospects of the Company, or a material change in management of the Company occurs, whether or not arising in the ordinary course of business, which would make it impracticable, in the Underwriter's sole judgment, to market the Shares, (iii) if the United States shall have declared war in accordance with its constitutional processes or there has occurred since the date of this Agreement an outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is so material as to make it, in the sole judgment of the Underwriter, impracticable (a) to commence or continue the offering of the units in the Trust to the public, or (b) to enforce contracts for the sale of Units in the Trust, (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE has been suspended (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) if a banking moratorium shall have been declared by New York or United States authorities or if there has occurred a material disruption in commercial banking in the United States.

        If the Underwriter elects to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly by telephone, which shall be promptly confirmed by facsimile.

        If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(p), 7 and 11 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

        10.  Intentionally Left Blank.

        11.  Indemnity and Contribution.

        (a)  The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any Person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Company), or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, or (ii) upon any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement or the Prospectus or arises out of or is based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        If any action, suit or proceeding (together, a "Proceeding") is brought against the Underwriter or any such Person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Underwriter or such Person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Underwriter or any such Person or otherwise. The Underwriter or such controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or of such Person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with those available to the

Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriter and any such Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

        (b)  The Underwriter agrees to indemnify, defend and hold harmless the Company, any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director of the Company and each officer of the Company who signed the Registration Statement from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, the Company or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement or the Prospectus or arising out of or based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        If any Proceeding is brought against the Company or any such Person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such Person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter, from any liability which the Underwriter may have to the Company or any such Person or otherwise. The Company or such Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such Person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Company and any such Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

        (c)  If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then in order to provide just and equitable contribution in such circumstance, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the shares. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

        (d)  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, the Underwriter shall not be liable or responsible for, or be required to contribute, any amount pursuant to this Section 11 in excess of the amount of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        (e)  The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its directors and officers or any Person (including each partner, officer or director of such Person) who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Underwriter agree promptly to notify each other upon the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

        12.  Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriter, shall be sufficient in all respects if delivered by hand or sent by facsimile or certified mail to Salomon Smith Barney Inc., 388 Greenwich Street, 32nd Floor, New York, N.Y. 10013, Attention: Real Estate and Lodging Group, and if to the Company, shall be sufficient in all respects if delivered by hand or sent by facsimile or certified mail to the Company at the offices of the Company as set forth on the Registration Statement, Attention: Secretary.

        13.  Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a "Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        14.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

        15.  Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company and to the extent provided in Section 11 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

        16.  Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        17.  Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriter's respective businesses and/or assets.

        If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter and the Underwriter's acceptance shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,
ALEXANDRIA REAL ESTATE EQUITIES, INC.
By:	/s/ LAURIE A. ALLEN Name: Laurie A. Allen Title: Senior Vice President of Business Development and Legal Affairs

Accepted and agreed to as of the date first
above written:

SALOMON SMITH BARNEY INC.
By:	/s/ DAN GUGLIELMONE Name: Dan Guglielmone Title: Director

SCHEDULE 1(g)
SUBSIDIARIES OF THE COMPANY

Subsidiary	Jurisdiction of Organization
ARE-QRS Corp.	Maryland
Alexandria Real Estate Equities, L.P.	Delaware

Schedule 8(b)

        Pursuant to Section 8(b) of this Agreement, Clifford Chance Rogers & Wells LLP shall furnish their opinion to the Underwriter to the effect that:

        1.    The Shares have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement. The Shares, when issued and delivered by the Company in accordance with such authorization and pursuant to the Underwriting Agreement against payment of the consideration specified in the Underwriting Agreement, will be validly issued, fully paid and non-assessable under Maryland law.

        2.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        3.    The Shares, when issued and outstanding, will conform in all material respects with the description thereof contained in the Prospectus.

        4.    At the time the Registration Statement became effective, the Registration Statement, and at the date of the Underwriting Agreement, the Prospectus (other than the financial statements, financial schedules and other financial data included or incorporated by reference in or excluded from the Registration Statement or the Prospectus, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

The Registration Statement became effective under the Securities Act on June 26, 1998 and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or the rules and regulations promulgated thereunder or proceedings therefor initiated or threatened by the Commission.

In addition, we have reviewed the Registration Statement and participated in the preparation of the Prospectus and in conferences with officers and other representatives of and counsel to the Company, representatives of the independent public accountants for the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and we have reviewed certain corporate records, documents and proceedings and, on the basis of the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Underwriting Agreement or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements, financial schedules and other financial data included or incorporated by reference in or excluded from the Registration Statement or the Prospectus).

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that we do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or Prospectus or any amendments or supplements thereto (including any of the documents incorporated by reference therein).

Schedule 8(c)

        Pursuant to Section 8(c) of this Agreement, Mayer Brown & Platt shall furnish their opinion to the Underwriter to the effect that:

        1.    The Company is qualified to do business and is in good standing as a foreign corporation under the laws of the States of California, Massachusetts, New Jersey, Pennsylvania, North Carolina, Georgia, Washington and the District of Columbia.

        2.    Each Subsidiary is a corporation, limited partnership or limited liability company, as the case may be, validly existing and in good standing under the Delaware Statutes, and all of the issued shares of capital stock, partnership interests or membership interests of each Subsidiary, as the case may be, have been duly authorized and validly issued and are fully paid and nonassessable.

        3.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        4.    The execution and delivery by the Company of the Underwriting Agreement, the issuance and delivery by the Company of the Shares, compliance by the Company with all of the provisions of the Underwriting Agreement in accordance with its terms, and the consummation of the transactions therein contemplated, do not constitute a violation of or a default under any indenture, mortgage, deed of trust, lease, repurchase agreement or other agreement, known to us, to which the Company is a party or is bound (except for such conflicts, breaches or defaults that could not reasonably be expected to have a Material Adverse Effect) or the articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement, or other organizational document, as applicable of any of the Subsidiaries that are organized under the business organizational statutes of the State of Delaware. We do not express any opinion, however, as to (i) whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or (ii) the enforceability of the Underwriting Agreement or any of the Applicable Contracts. We call to your attention the fact that certain of the Applicable Contracts are governed by the laws of jurisdictions other than those as to which we are opining. We make no comment as to the effect of the laws of such jurisdictions on the opinions expressed herein.

        5.    None of the execution or delivery by the Company of the Underwriting Agreement, the performance of its obligations under the Underwriting Agreement, the issuance and delivery by the Company of the Shares, or the compliance at the time of purchase or the additional time of purchase by the Company with the terms and provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated, will contravene any provision of any (a) Applicable Law or (b) any judgment, order or decree known to us of any court or governmental authority or agency having jurisdiction over the Company.

        6.    The Company is not, and upon receipt of the proceeds from the sale of the Shares and the use of such proceeds in accordance with the "Use of Proceeds" section of the Registration Statement will not be required to be registered as, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

        7.    Each of the documents that are incorporated or deemed incorporated by reference into the Prospectus at the time it was filed or last amended (other than the financial statements and supporting schedules and other financial data included therein, as to which we express no opinion), when they were filed with the Commission (or, if later, upon filing of an amendment thereto) complied as to form in all material respects with the requirements of the Exchange Act.

        8.    The Registration Statement and the Prospectus (in each case other than (A) the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which we express no opinion and (B) except as expressed in our opinion in paragraph (x) below, the documents incorporated therein), as of their respective effective dates, as the case may be, each complied, and as of the date hereof each comply, as to form in all material respects to the applicable requirements of the Securities Act.

        9.    The Registration Statement was declared effective under the Securities Act at 4:40 p.m., Washington D.C. time, on June 26, 1998. The Prospectus has been filed with the Commission in the manner and within the time period required by Rule 424(b). No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Act.

        10.  Beginning with the Company's taxable year ending December31, 1996 (relying on the Skadden Opinion with respect to the qualification of the Company as a real estate investment trust ("REIT") for all taxable years ending on or before December 31, 1999), the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter and its planned method of operation, each as represented in the Officer's Certificate, will continue to enable it to meet the requirements for qualification and taxation as a REIT for the taxable year ended December 31, 2002 and thereafter. To the extent that the foregoing opinion refers to any period prior to the taxable year ended December 31, 2000, it is based solely on the Skadden Opinion (which we have relied upon with your express permission).

        11.  The discussion in the Prospectus under the heading "FEDERAL INCOME TAX CONSIDERATIONS," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects, and accurately summarizes the material Federal income tax consequences of an investment in the Shares, subject to the qualifications set forth therein.

        12.  All of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of each of the subsidiaries of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and are wholly owned directly or indirectly by the Company, in each case, to my knowledge, free and clear of any liens, encumbrances, equities or claims.

        13.  Neither the Company nor any of its subsidiaries is (i) to our knowledge, in breach of, or default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except where such default could not reasonably be expected to have a Material Adverse Effect, (ii) to our knowledge, in violation of any Government Approval or Applicable Law, except where such violation could not reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any of the articles of incorporation or bylaws of the Company or the material terms of the charter, bylaws, limited liability company agreement or limited partnership agreement, as applicable, of any of the Company's subsidiaries.

        14.  There are no legal or governmental proceedings pending, or to our knowledge, contemplated or threatened against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries or any of their respective properties is subject that could reasonably be expected to have a Material Adverse Effect.

        We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriter at which the contents of the Registration Statement and Prospectus were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in opinions number six and eight above), on the basis of the foregoing nothing has come to our attention that causes us to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

        As used in this opinion, (i) "Governmental Approval" means any consent, approval, order or decree, license, authorization or validation of, or filing with, any Governmental Authority pursuant to Applicable Laws, (ii) "Governmental Authority" shall mean any United States or California executive, legislative, judicial, administrative or regulatory body, and (iii) "Applicable Laws" means those laws, rules and regulations of the United States of America and the State of California, New York and Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement; provided, that we express no opinion as to (x) the "blue sky" or state securities or real estate syndication laws of any jurisdiction or (y) municipal laws or the laws of any agencies within any state.

Schedule 8(d)

        Pursuant to Section 8(d) of this Agreement, Ballard, Spahr, Andrews & Ingersoll, LLP shall furnish their opinion to the Underwriter to the effect that:

        1.    Each of the Company and ARE-QRS Corp. has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

        2.    The Company has full corporate power to own its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

        3.    As of September 30, 2001, the authorized, issued and outstanding stock of the Company was as disclosed in the Prospectus Supplement under the caption "Capitalization." As of the date hereof, the Company has authority to issue up to 100,000,000 shares of Common Stock, 100,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), including 1,610,000 shares of Series A Preferred Stock, 500,000 shares of Series A Junior Participation Preferred Stock, 2,300,000 shares of Series B Preferred Stock and 200,000,000 shares of excess stock, $.01 par value per share ("Excess Stock"). As of the date hereof (immediately prior to the issuance of the Shares), there are 16,268,242 shares of Common Stock, 1,543,500 shares of Preferred Stock and no shares of Excess Stock issued and outstanding (collectively, the "Outstanding Shares").

        4.    All of the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Shares have been duly authorized for issuance and sale to the Underwriter and, when issued and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable. The Outstanding Shares are not, and upon issuance the Shares will not be, subject to any preemptive or other similar rights arising by operation of Maryland law, the Charter or the Bylaws. The Shares conform in all material respects to the descriptions thereof contained in or incorporated by the Prospectus Supplement. The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable statutory requirements of the Maryland General Corporation Law and with any applicable requirements of the Charter and Bylaws of the Company.

        5.    The Underwriting Agreement has been duly authorized and executed by the Company and, as far as is known to us, has been delivered by the Company.

        6.    The execution of the Underwriting Agreement by the Company, the delivery of the Underwriting Agreement by the Company, the issuance and sale of the Shares by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement have been authorized by all necessary corporate action and will not result in a breach or violation of the Charter or the Bylaws or, except for such violations that could not reasonably be expected to result in a Material Adverse Effect, the Indemnification Agreements, or violate or conflict with any judgment, ruling, decree or order known to us, or any statute, rule or regulation of any court or other government agency or body of the State of Maryland applicable to the Company.

        7.    No consent, approval, authorization or order of, or any filing or declaration with, any court or government agency or body is required under Maryland law (i) in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company to the Underwriter, (ii) in connection with the execution, delivery and performance of the Underwriting Agreement by the Company, or (iii) in connection with the taking by the Company of any action contemplated by the Underwriting Agreement, except such as may be required under Maryland state securities laws and regulations in connection with the purchase and distribution by the Underwriter of the Shares, other than those which have already been made, obtained or rendered, as applicable.

        8.    The information contained in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes a summary of the terms of the Shares, in the Prospectus under the captions "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws," and "Risk Factors—Anti-Takeover Effect of Ownership Limit and Power to Issue Additional Stock," and incorporated by reference into the Prospectus from the Company's Form 10-K for the year ended December 31, 2000, under the heading "Business Risks—There Are Limits on the Ownership of Our Capital Stock; A Stockholder May Lose Beneficial Ownership of Its Shares of Our Common Stock Because of the Ownership Limits," "—The Ownership Limits and Other Provisions of Our Charter May Delay or Prevent Transactions That Would Otherwise Be Beneficial to Our Stockholders," "—Our Stockholder Rights Plan and the Ownership Limit, as well as Certain Provisions of Our Charter and Bylaws, May Delay or Prevent Transactions that Stockholders May Deem to be Desirable," to the extent that it constitutes matters of Maryland law, summaries of legal matters, of the Charter, of the Bylaws or of legal proceedings, or legal conclusions, has been reviewed by us and is accurate in all material respects.

Schedule 8(e)-A

        Pursuant to Section 8(e) of this Agreement, the accountants shall furnish letters to the Underwriter to the effect that:

          (i)    They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii)  In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Underwriter and are attached hereto;

          (iii)  They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Underwriter are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (iv)  The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v)  They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi)  On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A)  (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

            (B)  any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

            (C)  the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

            (D)  any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

            (E)  as of a specified date not more than three days prior to the date of such letter, there have been any changes in the consolidated stock (other than issuances of stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (F)  for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii)    In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriter or in documents incorporated by reference in the Prospectus specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Schedule 8(e)-B

         Comfort Letter Delivered by Ernst & Young LLP

Schedule 8(e)-C

Form of Bring-down Comfort Letter to be Delivered by Ernst & Young LLP at each Time of Delivery

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
418,970 Shares Common Stock ($0.01 Par Value)
UNDERWRITING AGREEMENT
February 25, 2002
UNDERWRITING AGREEMENT
SCHEDULE 1(g) SUBSIDIARIES OF THE COMPANY
Schedule 8(b)
Schedule 8(c)
Schedule 8(d)
Schedule 8(e)-A
Schedule 8(e)-B
Schedule 8(e)-C